                                                                 EXHIBIT (A)(10)


THIS RETRACTION AND TENDER REQUEST AND ALL REQUIRED SHARE CERTIFICATES AND DOCUMENTS MUST BE RECEIVED BY REED STENHOUSE COMPANIES LIMITED C/O THE FIRST CHICAGO TRUST COMPANY OF NEW YORK ON OR BEFORE JANUARY 14, 1997 (UNLESS EXTENDED) (THE "EXPIRATION DATE")

                         RETRACTION AND TENDER REQUEST

TO: REED STENHOUSE COMPANIES LIMITED ("RSC") AND MONTREAL TRUST COMPANY
OF CANADA
c/o The First Chicago Trust Company of New York (the "Depositary")

  The undersigned holder of the Class 1 Special Shares of RSC described below ("RSC Shares") hereby (i) requests redemption of such RSC Shares for a redemption price determined pursuant to the Restated Articles of Incorporation of RSC (the "Articles"), being equal to one share of Common Stock, par value $1.00 per share, and associated preferred stock purchase rights ("A&A Shares"), of Alexander & Alexander Services Inc. ("A&A") for each RSC Share redeemed plus, if applicable, any dividends payable on such RSC Shares pursuant to the Articles (the "Redemption Price"), and (ii) tenders the A&A Shares received upon such redemption pursuant to the Offer (as defined below), in each case on the terms and conditions set forth below:

    1. The undersigned hereby tenders for redemption for the Redemption Price the RSC Shares described below, and requests that such redemption be effected on the date (the "Redemption Date") Subsidiary Corporation, Inc., a Maryland corporation (the "Offeror") and a wholly owned subsidiary of Aon Corporation, first accepts for payment A&A Shares pursuant to the Offeror's offer to purchase all of the outstanding A&A Shares at a purchase price of U.S. $17.50 per A&A Share, net to seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 16, 1996 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and the related Letter of Transmittal (which together with the Offer to Purchase constitute the "Offer"), and contemporaneously therewith, provided that if the Redemption Date does not occur prior to 12:00 midnight (New York time) on April 1, 1997, such RSC Shares shall be returned to the undersigned. The undersigned may withdraw this Retraction and Tender Request prior to the purchase of the A&A Shares by contacting the Company c/o First Chicago Trust Company of New York.

    2. The undersigned hereby tenders to the Offeror pursuant to the Offer all A&A Shares received upon the redemption of the RSC Shares tendered hereby. The undersigned is entitled to the withdrawal rights described in the Offer to Purchase.

    3. Subject to and effective upon redemption of the RSC Shares tendered hereby, the undersigned hereby appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the A&A Shares received upon such redemption so that such A&A Shares may be tendered under the Offer. Such power of attorney is coupled with an interest and is irrevocable.

    4. Subject to and effective upon acceptance for payment of and payment for the A&A Shares tendered hereby, the undersigned hereby sells, assigns and transfers to or upon the order of the Offeror all right, title and interest in and to all the A&A Shares that are being tendered hereby (and any and all other A&A Shares or other securities issued or issuable in respect thereof on or after December 11, 1996) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such A&A Shares (and all such other A&A Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) deliver certificates for such A&A Shares (and all such other A&A Shares or securities), together with all accompanying evidences of transfer and authenticity, to or upon the order of the Offeror, (b) present such A&A Shares (and all such other A&A Shares or securities) for transfer on the books of A&A and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such A&A Shares (and all such other A&A Shares or securities), all in accordance with the terms of the Offer.

    5. The undersigned hereby irrevocably appoints each designee of the Offeror as the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole judgment deem proper, with respect to all of the A&A Shares tendered hereby which have been accepted for payment by the Offeror prior to the time of any vote or other action (and any and all other A&A Shares or other securities or rights issued or issuable in respect of such A&A Shares on or after December 11, 1996) at any meeting of stockholders of A&A (whether annual or special and whether or not an adjourned meeting) or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such A&A Shares by the Offeror in accordance with the terms of the Offer.

    6. The undersigned hereby represents and warrants that the undersigned has full power and authority to tender for redemption the RSC Shares tendered hereby and to tender the A&A Shares received upon such redemption pursuant to the Offer. The RSC Shares tendered hereby for redemption shall be redeemed by RSC free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims and, when accepted for payment by the Offeror, the Offeror will acquire good and unencumbered title to the A&A Shares tendered hereby free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by RSC, the Offeror or the Depositary to be necessary or desirable to complete the redemption of the RSC Shares tendered hereby or the transfer of the A&A Shares tendered hereby.

    7. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

               DESCRIPTION OF RSC SHARES TENDERED FOR REDEMPTION*

----------------------------------------

      SHARES TENDERED FOR REDEMPTION
  (ATTACH ADDITIONAL LIST, IF NECESSARY)

NAME(S) AND
ADDRESS(ES)
    OF
REGISTERED
 HOLDER(S)                  NUMBER OF       NUMBER OF
  (PLEASE       SHARE         SHARES         SHARES
FILL IN, IF  CERTIFICATE  REPRESENTED BY  TENDERED FOR
  BLANK)     NUMBER(S)** CERTIFICATE(S)** REDEMPTION***
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------

                                             Total
                                             Shares
--------------------------------------------------------------------------------
 * All A&A Shares received upon redemption pursuant to this Redemption and Tender Request will be tendered pursuant to the Offer.
 ** Need not be completed by stockholders tendering by book-entry transfer. ***Unless otherwise indicated, it will be assumed that all RSC Shares represented by any certificates delivered to RSC c/o the Depositary are being tendered for redemption. See Instruction 4.


[_]
  CHECK HERE IF TENDERED RSC SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY'S ACCOUNT AT ONE OF THE BOOK-ENTRY TRANSFER FACILITIES AND COMPLETE THE FOLLOWING:

  Name of Tendering Institution ______________________________________________

  Account No. _____________________________________________________________ at

  [_]The Depository Trust Company
  [_]The Canadian Depositary for Securities Limited

  Transaction Code No. _______________________________________________________

                                   SIGN HERE

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------
                            Signature(s) of Owner(s)

 ---------------------------------------------------------------------------

 Name(s) ___________________________________________________________________

 ---------------------------------------------------------------------------

 Capacity (full title) _____________________________________________________

 Address ___________________________________________________________________

 ---------------------------------------------------------------------------

 ---------------------------------------------------------------------------
                                                       (Include Postal Code)

 ---------------------------------------------------------------------------

 Area Code and Telephone Number ____________________________________________

 Taxpayer Identification Number ____________________________________________

 Dated: _____________________________________________________________ , 199_

   (Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by the person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

                           GUARANTEE OF SIGNATURE(S)
                           (See Instructions 1 and 4)

 FOR USE BY SIGNATURE GUARANTORS ONLY. PLACE MEDALLION GUARANTEE IN SPACE
 BELOW.

 Authorized signature(s) ___________________________________________________

 Name ______________________________________________________________________

 Name of Firm ______________________________________________________________

 Address ___________________________________________________________________

 ---------------------------------------------------------------------------
                                                       (Include Postal Code)

 Area Code and Telephone Number ____________________________________________

 Dated: _____________________________________________________________ , 199_

                                 INSTRUCTIONS

  1. Guarantee of Signatures. Except as otherwise provided below, signatures on all Retraction and Tender Requests must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the U.S. Securities Exchange Act of 1934, as amended, or by a Canadian chartered bank or trust company, a member of the Investment Dealers Association of Canada or a member of the Toronto Stock Exchange, the Montreal Exchange, the Alberta Stock Exchange, the Vancouver Stock Exchange or by another guarantor acceptable to RSC and the Offeror (each of the foregoing constituting an "Eligible Institution"), unless the RSC Shares tendered thereby are tendered (i) by a registered holder of RSC Shares or (ii) for the account of an Eligible Institution. See Instruction 4. If the certificates are registered in the name of a person or persons other than the signer of this Retraction and Tender Request, then the tendered certificates must be endorsed or accompanied by duly executed stock powers signed exactly as the name or names of the registered owner or owners appear on the certificates or stock powers, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided therein. See Instruction 4.

  2. Delivery of Retraction and Tender Request and RSC Shares. This Retraction and Tender Request is to be used either if certificates are to be forwarded herewith or if the delivery of RSC Shares is to be made by book-entry transfer. Certificates for all physically delivered RSC Shares, or a confirmation of a book-entry transfer into the Depositary's account at one of the Canadian Depositary for Securities Limited or The Depository Trust Company (the "Book-Entry Transfer Facilities") of all RSC Shares delivered electronically, as well as a properly completed and duly executed Retraction and Tender Request (or a manually signed facsimile thereof) and any other documents required by this Retraction and Tender Request, or an Agent's Message in the case of a book-entry delivery, must be received by the Depositary at one of its addresses set forth below prior to the Expiration Date. ("Agent's Message" means a message transmitted by Book-Entry Transfer Facility to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgement from the participant in such Book-Entry Transfer Facility tendering the RSC Shares for redemption that such participant has received and agrees to be bound by the terms of the Retraction and Tender Request and that RSC may enforce such agreement against the participant.)

  The method of delivery of RSC Shares, the Retraction and Tender Request and all other required documents, including delivery through a Book-Entry Transfer Facility, is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt request, properly insured, is recommended.

  3. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of RSC Shares should be listed on a separate schedule attached hereto.

  4. Signatures on Retraction and Tender Request; Stock Powers and Endorsements. If this Retraction and Tender Request is signed by the registered holder(s) of the RSC Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

  If any of the RSC Shares tendered hereby are held of record by two or more persons, all such persons must sign this Retraction and Tender Request.

  If any of the RSC Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Retraction and Tender Requests as there are different registrations of certificates.

  If this Retraction and Tender Request is signed by the registered holder(s) of the RSC Shares tendered hereby, no endorsements of certificates or separate stock powers are required.

  If this Retraction and Tender Request is signed by a person other than the registered holder(s) of the RSC Shares tendered hereby, the certificate must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such RSC Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

  If this Retraction and Tender Request or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to RSC of the authority of such person so to act must be submitted.

  5. Requests for Assistance or Additional Copies. Requests for assistance or additional copies of this Retraction and Tender Request may be obtained from the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

  6. Backup Withholding. Holders that are not United States citizens or resident aliens must submit a completed IRS Form W-8 to avoid 31% backup withholding. Each holder that is a United States person or resident alien must provide the Depositary with such holder's correct Taxpayer Identification Number on Substitute Form W-9 to avoid 31% backup withholding, unless an exemption applies. An IRS Form W-8 or Substitute Form W-9 may be obtained by contacting the Information Agent or the Dealer Manager at their respective addresses or telephone numbers set forth below.

                    The Information Agent for the Offer is:

                                      LOGO
                               WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: 1-800-223-2064

                      The Dealer Manager for the Offer is:

                            LAZARD FRERES & CO. LLC
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 632-6717

              The Depositary for the Redemption and the Offer is:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

         By Mail:                  By Hand:            By Overnight Courier:



   Tenders & Exchanges       First Chicago Trust        Tenders & Exchanges
   P.O. Box 2569--Suite      Company of New York           14 Wall Street
        4660-ALEX            Tenders & Exchanges       8th Floor--Suite 4680-
 Jersey City, New Jersey   c/o The Depository Trust             ALEX
        07303-2569                 Company               New York, New York
                           55 Water Street, DTC TAD            10005
                          Vietnam Veterans Memorial
                                    Plaza
                           New York, New York 10041